CNS RESPONSE, INC.

AMENDED AND RESTATED SECURITY AGREEMENT

AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”), dated as of September 30, 2011, by and between CNS Response, Inc., a Delaware corporation (the “Company”), and Paul Buck, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined below).

WHEREAS, the Company issued secured convertible promissory notes (the “Senior Notes”) and warrants to purchase Common Stock at an exercise price of $0.30 per share (the “Warrants”) pursuant to a certain Note and Warrant Purchase Agreement (the “October Purchase Agreement”), dated as of October 1, 2010, between the Company and the investors signatory thereto (such investors, the “Senior Noteholders”), as amended on September 30, 2011 by the Amendment and Conversion Agreement by and between the Company and the investors signatory thereto;

WHEREAS, the Company entered into a Security Agreement, dated as of October 1, 2010, between the Company and John Pappajohn, as administrative agent (the “Prior Administrative Agent”) for the Senior Noteholders (the “Prior Security Agreement”);

WHEREAS, the Company issued subordinated unsecured convertible promissory notes (the “Existing Subordinated Notes”) and Warrants pursuant to a certain Note and Warrant Purchase Agreement (the “January Purchase Agreement”), dated as of January 20, 2011, between the Company and the investors party thereto (such investors, the “Existing Subordinated Noteholders”), as amended on September 30, 2011 by a separate Amendment and Conversion Agreement by and between the Company and the investors signatory thereto;

WHEREAS, the Company wishes to issue subordinated secured convertible promissory notes (the “New Subordinated Notes”) in the aggregate principal amount of $2 million to investors (the “New Subordinated Noteholders”), such amount subject to increase at the discretion of the Company’s Board of Directors, and warrants to purchase Common Stock (the “New Warrants”), all pursuant to a new Note and Warrant Purchase Agreement (the “New Purchase Agreement”);

WHEREAS, the Senior Noteholders, Existing Subordinated Noteholders and New Subordinated Noteholders are collectively referred to herein as the “Investors,” the October Purchase Agreement, January Purchase Agreement and New Purchase Agreement are collectively referred to herein as the “Purchase Agreements” and the Senior Notes, Existing Subordinated Notes and New Subordinated Notes are collectively referred to herein as the “Notes”;

WHEREAS, the Company wishes to amend and restate the Prior Security Agreement to provide for the grant of a second position security interest in the Collateral (as defined below) to the Existing Subordinated Noteholders with respect to the Existing Subordinated Notes and to the New Subordinated Noteholders with respect to the New Subordinated Notes; which security interest will be subordinated to the security interest in the Collateral granted to the Senior Noteholders;

WHEREAS, the obligations of each Investor to the Company under the Purchase Agreements are conditioned upon, among other things, the execution and delivery by the Company of an agreement in the form hereof to secure (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees (including fees and disbursements of counsel), costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company to the Investors under the Purchase Agreements and the other Transaction Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Company under or pursuant to the Purchase Agreements and the other Transaction Documents (all of the obligations described in the preceding clauses (a) and (b) being referred to herein collectively as the “Obligations”).

NOW THEREFORE, in consideration of these premises and in order to induce the Investors to enter into, or amend, the Purchase Agreements, as the case may be, the Company and the Administrative Agent, for its benefit and for the ratable benefit of the Secured Parties, hereby agree as follows:

AMENDMENT AND RESTATEMENT

The Company and the Administrative Agent, for the ratable benefit of the Senior Noteholders, hereby agree and acknowledge that this Agreement amends and restates the Prior Security Agreement and that the Company’s and the Senior Noteholders’ rights and obligations under the Prior Security Agreement shall hereby cease and that such agreement shall be of no further effect.

ARTICLE I

Definitions

SECTION 1.01.             Definition of Terms Used Herein.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the respective Purchase Agreement. All terms defined in the UCC (as defined herein) and not defined in this Agreement shall have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the UCC.

SECTION 1.02.             Definition of Certain Terms Used Herein.  As used herein, the following terms shall have the following meanings:

“Account Debtor” shall mean any person who is or who may become obligated to the Company under, with respect to, or on account of, an Account.

“Collateral” shall mean all right, title or interest now owned or at anytime hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest in all (a) Accounts, (b)  Chattel Paper, (c) Commercial Tort Claims, (d) Deposit Accounts, (e) Documents, (f) Electronic Chattel Paper, (g) Equipment, (h) General Intangibles, (i) Instruments, (j) Inventory, (k) Investment Property, (l) Letter-of-Credit Rights, (m) Supporting Obligations, (n) all books and records pertaining to the foregoing and (o) to the extent not otherwise included, all Proceeds and products of any of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by the Company or which the Company otherwise has the right to license, or granting any right to the Company under any Copyright now or hereafter owned by any third party, and all rights of the Company under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by the Company: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Documents” shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

“Event of Default” shall have the meaning ascribed to such term in the Notes.

“Existing Note Documents” shall mean (i) the October Purchase Agreement, (ii) the Senior Notes and related warrants and (iii) the four Guaranties, dated November 3, 2010, by SAIL Venture Partners, LP executed in favor of Deerwood Holdings, LLC and Deerwood Partners, LLC, as holders of Senior Notes (the “Existing Guaranties”).

“General Intangibles” shall mean all choses in action and causes of action and all other assignable intangible personal property of the Company of every kind and nature (other than Accounts) now owned or hereafter acquired by the Company, including interests in any trust, corporate or other business records, contract rights, indemnification claims, Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Company to secure payment by an Account Debtor of any of the Accounts.

“Intellectual Property” shall mean all intellectual and similar property of the Company of every kind and nature now owned or hereafter acquired by the Company, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which the Company is a party.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Transaction Documents” shall mean this Agreement, the Purchase Agreements, the Notes, the Warrants, the New Warrants, and the Existing Guaranties or any replacements thereof.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by the Company or which the Company otherwise has the right to license, is in existence, or granting to the Company any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of the Company under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by the Company: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” shall mean a certificate substantially in the form of Annex 1 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by an officer of the Company.

“Secured Parties” shall mean (a) the Investors, (b) the Administrative Agent and (c) the successors and assigns of each of the foregoing.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by the Company or which the Company otherwise has the right to license, or granting to the Company any right to use any Trademark now or hereafter owned by any third party, and all rights of the Company under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired by the Company: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“UCC” shall mean the Uniform Commercial Code as amended from time to time.

ARTICLE II

Security Interest

SECTION 2.01.             Security Interest.  As security for the payment and performance in full of the Obligations, the Company hereby grants, mortgages, pledges, hypothecates and transfers to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a continuing security interest in all of the Company’s right, title and interest now owned or at any time hereafter acquired by the Company or in which the Company now has or any time in the future may acquire any right, title or interest, in, to or under the Collateral (the “Security Interest”). The Company hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings), and amendments thereto that contain the information required by the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment (without the signature of the Company), including (a) whether the Company is an organization, the type of organization and any organizational identification number issued to the Company and (b) in the case of a financing statement filed as a fixture filing or covering Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Collateral relates. The Company agrees to provide such information to the Administrative Agent promptly upon request.  The Company ratifies and authorizes the filing by the Administrative Agent of any financing statement filed prior to the date hereof.  Any person (other than the Administrative Agent) at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, the Administrative Agent.  At any time and from time to time, the Administrative Agent may give notice to any such person holding all or any portion of the Collateral that such person is holding the Collateral as the agent and bailee of, and as pledge holder for, the Administrative Agent, and obtain such person’s written acknowledgment thereof.  Without limiting the generality of the foregoing, the Company will join with the Administrative Agent in notifying any person who has possession of any Collateral of the Administrative Agent’s security interest therein and obtaining an acknowledgment from such person that it is holding the Collateral for the benefit of the Administrative Agent.

The Administrative Agent is further authorized to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by the Company, without the signature of the Company, and naming the Company as debtor and the Administrative Agent as secured party.

SECTION 2.02.             No Assumption of Liability.  The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of the Company with respect to or arising out of the Collateral.  In no event shall the Administrative Agent or any other Secured Party be deemed a trustee or become liable as a trustee as a result of the grant of the Security Interest in any interest in any trust.

ARTICLE III

Representations and Warranties

The Company represents and warrants to the Administrative Agent and the other Secured Parties that:

SECTION 3.01.             Title and Authority.  The Company has good and valid rights in, and title to, the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Administrative Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained.

SECTION 3.02.             Filings.  (a) A Perfection Certificate has been duly prepared, completed and executed by the Company and the information set forth therein, including the exact legal name of the Company, is correct and complete. Fully executed Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Administrative Agent for filing in each governmental, municipal or other office specified in the Perfection Certificate, which are all the filings, recordings and registrations that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments.

(b)           The Company represents and warrants that fully executed security agreements in the form hereof and containing a description of all Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been delivered to the Administrative Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. Section 261, 15 U.S.C. Section 1060 or 17 U.S.C. Section 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and United States registered Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than the financing statements referred to above in Section 3.02(a) and such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

SECTION 3.03.             Validity of Security Interest.  The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, (b) a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. Section 261, 15 U.S.C. Section 1060 or 17 U.S.C. Section 205 and otherwise as may be required pursuant to the laws of any other necessary jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Collateral (now held or hereafter acquired).

SECTION 3.04.             Absence of Other Liens.  The Collateral is owned by the Company free and clear of any Lien other than those arising under the Existing Note Documents.  Other than as contemplated by the Existing Note Documents, the Company has not filed or consented to the filing of (a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (b) any assignment in which the Company assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which the Company assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect.  The Company does not hold any Commercial Tort Claim or Letter-of-Credit Right.  Except with respect to any rights arising under the Existing Note Documents, no person has control (as defined in the UCC) over the Company’s Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights.

ARTICLE IV

Covenants

SECTION 4.01.             Change of Name; Location of Collateral; Records; Place of Business.  (a) The Company agrees promptly to notify the Administrative Agent in writing of any change (i) in its corporate name, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility) other than with respect to Collateral (A) consisting of goods in transit between facilities, whether in vehicles owned by the Company or on common carriers and (B) located in temporary warehousing which will remain in such warehousing for no longer than one month, (iii) in its identity or type of organization or legal structure, (iv) in its Federal Taxpayer Identification Number or organizational identification number, as applicable or (v) in its jurisdiction of organization. The Company agrees promptly to provide the Administrative Agent with certified organizational documents reflecting any of the changes described in the preceding sentence. The Company agrees not to effect or permit any change referred to in the preceding sentences unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral.  The Company agrees promptly to notify the Administrative Agent if any material portion of the Collateral owned or held by the Company is damaged or destroyed.

(b)           The Company agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which the Company is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Administrative Agent may reasonably request, promptly to prepare and deliver to the Administrative Agent a duly certified schedule or schedules in form and detail satisfactory to the Administrative Agent showing the identity, amount and location of any and all Collateral.

SECTION 4.02.             Changes to Perfection Certificate.  The Company shall notify the Administrative Agent promptly after any change to any of the information set forth in the Perfection Certificate.

SECTION 4.03.             Protection of Security.  The Company shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Administrative Agent in the Collateral and the priority thereof against any Lien.

SECTION 4.04.             Further Assurances.  The Company agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent.  Without limiting the generality of the foregoing, the Company hereby authorizes the Administrative Agent, with prompt notice thereof to the Company, to supplement this Agreement by adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Patents or Trademarks; provided, however, that the Company shall have the right, exercisable within 10 days after it has been notified by the Administrative Agent of the specific identification of such Collateral, to advise the Administrative Agent in writing of any inaccuracy of the representations and warranties made by the Company hereunder with respect to such Collateral. The Company agrees that it will use its reasonable best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Administrative Agent of the specific identification of such Collateral.  Upon the request of the Administrative Agent, the Company will cooperate with the Administrative Agent in obtaining control (as defined in the UCC) of Collateral consisting of any Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights.  Upon the request of the Administrative Agent, the Company will (a) immediately deliver to the Administrative Agent appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Instruments, Documents, Chattel Paper and certificated securities with respect to any Investment Property, all letters of credit, and all other Accounts at any time evidenced by promissory notes, trade acceptances or other instruments, (b) cause any securities intermediaries to show on their books that the Administrative Agent is the entitlement holder with respect to any Investment Property, and/or obtain agreements to establish control (as defined in the UCC) in favor of the Administrative Agent from such securities intermediaries, in form and substance satisfactory to the Administrative Agent with respect to any Investment Property, as requested by the Administrative Agent and (c) provide such notice, obtain such acknowledgements and take all such other action, with respect to any Chattel Paper, Documents and Letter-of-Credit Rights, as the Administrative Agent shall reasonably specify.

SECTION 4.05.             Inspection and Verification.  The Administrative Agent and such persons as the Administrative Agent may reasonably designate shall have the right to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Company’s affairs with the officers of the Company and their independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification. The Administrative Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

SECTION 4.06.             Taxes; Encumbrances.  At its option and after notice to the Company, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance and preservation of the Collateral to the extent the Company fails to do so as required by this Agreement, and the Company agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.06 shall be interpreted as excusing the Company from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of the Company with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Transaction Documents.

SECTION 4.07.             Assignment of Security Interest.  If at any time the Company shall take a security interest in any property of an Account Debtor or any other person to secure payment and performance of an Account, the Company shall promptly assign such security interest to the Administrative Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

SECTION 4.08.             Continuing Obligations of the Company.  The Company shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and the Company agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance.

SECTION 4.09.             Use and Disposition of Collateral.  The Company shall not make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral. The Company shall not make or permit to be made any transfer of the Collateral and the Company shall remain at all times in possession of the Collateral owned by it. Without limiting the generality of the foregoing, the Company agrees that it shall not permit any Inventory to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have agreed in writing to hold the Inventory subject to the Security Interest and the instructions of the Administrative Agent and to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

SECTION 4.10.             Limitation on Modification of Accounts.  The Company shall not, without the Administrative Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts included in the Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which the Company is engaged.

SECTION 4.11.             Insurance.  The Company, at its own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Collateral. The Company irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as the Company’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of the Company on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that the Company at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Company hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable. All sums disbursed by the Administrative Agent in connection with this Section 4.11, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Company to the Administrative Agent and shall be additional Obligations secured hereby.

SECTION 4.12.             Legend.  The Company shall legend, in form and manner satisfactory to the Administrative Agent, its Chattel Paper and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Chattel Paper have been assigned to the Administrative Agent for the benefit of the Secured Parties and that the Administrative Agent has a security interest therein.

SECTION 4.13.             Covenants Regarding Patent, Trademark and Copyright Collateral.

(a)           The Company agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable laws.

(b)           The Company (either itself or through its licensees or its sublicensees) will, for each Trademark, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use, or knowingly permit the use of, such Trademark in violation of any third party rights.

(c)           The Company (either itself or through licensees) will, for each work covered by a Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable laws.

(d)           The Company shall notify the Administrative Agent immediately if it knows, or has reason to know, that any Patent, Trademark or Copyright may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding the Company’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(e)           In no event shall the Company, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Administrative Agent, and, upon request of the Administrative Agent, executes and delivers any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s security interest in such Patent, Trademark or Copyright, and the Company hereby appoints the Administrative Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f)            The Company will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g)           In the event that the Company has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright has been or is about to be infringed, misappropriated or diluted by a third party, the Company promptly shall notify the Administrative Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

(h)           Upon and during the continuance of an Event of Default, the Company shall use its reasonable best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of the Company’s right, title and interest thereunder to the Administrative Agent or its designee.

(i)            The Company shall ensure that fully executed security agreements in the form hereof and containing a description of all Collateral consisting of Intellectual Property shall have been received and recorded within three months after the execution of this Agreement with respect to United States Patents, United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been delivered to the Administrative Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. Section 261, 15 U.S.C. Section 1060 or 17 U.S.C. Section 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and registered Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date of this amendment and restatement).

SECTION 4.14.             Other Actions.  In order to further insure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in the Collateral, the Company agrees, in each case at the Company’s own expense, to take the following actions with respect to the following Collateral:

(a)           Instruments and Tangible Chattel Paper.  If the Company shall at any time hold or acquire any Instruments or Tangible Chattel Paper, the Company shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify.

(b)           Investment Property.  If the Company shall at any time hold or acquire any certificated securities, the Company shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify. If any securities now or hereafter acquired by the Company are uncertificated and are issued to the Company or its nominee directly by the issuer thereof, the Company shall promptly notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either (i) cause the issuer to agree to comply with instructions from the Administrative Agent as to such securities, without further consent of the Company or such nominee or (ii) arrange for the Administrative Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Company are held by the Company or its nominee through a securities intermediary or commodity intermediary, the Company shall promptly notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (A) cause such securities intermediary or commodity intermediary (as the case may be) to agree to comply with entitlement orders or other instructions from the Administrative Agent to such securities intermediary as to such securities or other investment property or to apply any value distributed on account of any commodity contract as directed by the Administrative Agent to such commodity intermediary, in each case without further consent of the Company or such nominee or (B) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Administrative Agent to become the entitlement holder with respect to such Investment Property, with the Company being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Administrative Agent agrees with the Company that the Administrative Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Company, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights would occur.

(c)           Electronic Chattel Paper and Transferable Records.  If the Company at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Company shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control under the UCC of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Administrative Agent agrees with the Company that the Administrative Agent will arrange, pursuant to procedures satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Company to make alterations to the electronic chattel paper or transferable record permitted under the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Company with respect to such Electronic Chattel Paper or transferable record.

(d)           Letter-of-Credit Rights.  If the Company is at any time a beneficiary under a letter of credit now or hereafter issued in favor of the Company, the Company shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, the Company shall, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) arrange for the issuer and any confirmed of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Administrative Agent to become the transferee beneficiary of the letter of credit.

(e)           Commercial Tort Claims.  If the Company shall at any time hold or acquire a Commercial Tort Claim, the Company shall promptly notify the Administrative Agent in a writing signed by the Company of the brief details thereof and grant to the Administrative Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Administrative Agent.

ARTICLE V

Collections

SECTION 5.01.             Collections.  Upon the occurrence of and during the continuance of an Event of Default, the Administrative Agent shall have the right, at any time and from time to time, (a) to notify the Account Debtors and other third parties holding or otherwise concerned with the Collateral that the Accounts have been assigned to the Administrative Agent and that the Administrative Agent has a security interest therein; (b) to direct all such persons to make payments to the Administrative Agent of all or any part of the sums owing to the Company by such persons; (c) to enforce collection of any of the Accounts by suit or otherwise; (d) to surrender, release or exchange all or any part of such Accounts; or (e) to compromise, settle, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.

SECTION 5.02.             Power of Attorney.  The Company irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as the Company’s true and lawful agent and attorney-in-fact, and in such capacity the Administrative Agent shall have the right, with full power of substitution for the Company and in the Company’s name or otherwise, for the use and benefit of the Administrative Agent and the Secured Parties, upon the occurrence and during the continuance of an Event of Default (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of the Company on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts included in the Collateral to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require the Company to notify, Account Debtors to make payment directly to the Administrative Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Administrative Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Administrative Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Company or to any claim or action against the Administrative Agent or any Secured Party. It is understood and agreed that the appointment of the Administrative Agent as the agent and attorney-in-fact of the Company for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve the Company of any of its obligations hereunder or under any other Transaction Document with respect to the Collateral or any part thereof or impose any obligation on the Administrative Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Administrative Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Transaction Document, by law or otherwise.

ARTICLE VI

Remedies

SECTION 6.01.             Remedies upon Default.  Upon the occurrence and during the continuance of an Event of Default, the Company agrees to deliver each item of Collateral to the Administrative Agent on demand, and it is agreed that the Administrative Agent shall have the right to take any of, or all, the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the Company to the Administrative Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, the Company agrees that the Administrative Agent may sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Company, and the Company hereby waives all rights of redemption, stay, valuation and appraisal which the Company now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the Company 10 days’ written notice (which the Company agrees is reasonable notice within the meaning of the UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free from any right of redemption, stay, valuation or appraisal on the part of the Company (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from the Company as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Company therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement; and the Company shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 6.01 shall be deemed to conform to the commercially reasonable standards as provided in the UCC or its equivalent in other jurisdictions.

SECTION 6.02.             Application of Proceeds.  The Administrative Agent shall apply the proceeds of any collection or sale of Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Transaction Document) in connection with such collection or sale or otherwise in connection with this Agreement, any other Transaction Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Transaction Document on behalf of the Company and any other costs or expenses incurred by the Administrative Agent in connection with the exercise of any right or remedy hereunder or under any other Transaction Document;

SECOND, to the payment in full of the Obligations with respect to the Senior Notes (the amounts so applied to be distributed among the Senior Noteholders pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution);

THIRD, to the payment in full of the Obligations with respect to the Existing Subordinated Notes and the New Subordinated Notes (the amounts so applied to be distributed among the Existing Subordinated Noteholders and New Subordinated Noteholders pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

FOURTH, to the Company, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 6.03.             Grant of License to Use Intellectual Property.  For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Article at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, the Company hereby grants to the Administrative Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Company) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by the Company, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Administrative Agent shall be exercised, at the option of the Administrative Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Company notwithstanding any subsequent cure of an Event of Default.

ARTICLE VII

Miscellaneous

SECTION 7.01.             Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in the Purchase Agreements.

SECTION 7.02.             Security Interest Absolute.  All rights of the Administrative Agent hereunder, the Security Interest and all obligations of the Company hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Purchase Agreements, any other Transaction Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Purchase Agreements, any other Transaction Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Obligations or in respect of this Agreement.

SECTION 7.03.             Survival of Agreement.  All covenants, agreements, representations and warranties made by the Company herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Transaction Document shall be considered to have been relied upon by the Secured Parties and shall survive the Closing, regardless of any investigation made by the Investors or on their behalf.

SECTION 7.04.             Binding Effect; Several Agreement.  This Agreement shall become effective as to the Company when a counterpart hereof executed on behalf of the Company shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the Company and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that the Company shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement and the other Transaction Documents.

SECTION 7.05.             Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the Company that are contained in this Agreement shall bind and inure to the benefit of its successors and permitted assigns.

SECTION 7.06.             Administrative Agent’s Fees and Expenses; Indemnification.  (a) The Company agrees to pay upon demand to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of its counsel and of any experts or agents, which the Administrative Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Administrative Agent hereunder or (iv) the failure of the Company to perform or observe any of the provisions hereof.

(b)           Without limitation of its indemnification obligations under the other Transaction Documents, the Company agrees to indemnify the Administrative Agent and the other Secured Parties against, and hold each Secured Party harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any Secured Party arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any other Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the transactions contemplated hereby and thereby and the other transactions contemplated thereby or any claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, whether or not any Secured Party is a party thereto.

(c)           Any amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Transaction Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Transaction Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 7.06 shall be payable on written demand therefor.

SECTION 7.07.             GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

SECTION 7.08.             Waivers; Amendment.  (a) No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent hereunder and of the other Secured Parties under the other Transaction Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Transaction Document or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Administrative Agent and the Company.

SECTION 7.09.             WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS.

SECTION 7.10.             Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

SECTION 7.11.             Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract and shall become effective as provided in Section 7.04. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or PDF transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.12.             Headings.  Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.13.             Termination or Release.  This Agreement and the Security Interest shall terminate at the earliest of (i) the date when all of the Obligations have been indefeasibly paid in full or (ii) (A) with respect to the Senior Notes, the date that holders of a majority of the aggregate principal amount of the Senior Notes issued have converted their Senior Notes in accordance with the terms of such Senior Notes, and (B) with respect to the Existing Subordinated Notes and the New Subordinated Notes, the date that holders of a majority of the aggregate principal amount issued of Subordinated Secured Notes and Pari Passu Notes (on a combined basis) have converted their Subordinated Secured Notes or Pari Passu Notes, as the case may be, in accordance with the terms of their notes, at which time the Administrative Agent shall execute and deliver to the Company, at the Company’s expense, all Uniform Commercial Code termination statements and similar documents which the Company shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.13 shall be without recourse to or warranty by the Administrative Agent.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

CNS RESPONSE, INC.

By:	/s/ George Carpenter
Name: George Carpenter
Title: CEO

ADMINISTRATIVE AGENT

/s/ Paul Buck
Paul Buck